SKYWARD SPECIALTY INSURANCE GROUP, INC.
(Delaware corporation)

- **SKYWARD SERVICE COMPANY** (Delaware)
- **SKYWARD RE** (Cayman corporation)
- **GREAT MIDWEST INSURANCE COMPANY** (Texas stock insurance company)
  - **HOUSTON SPECIALTY INSURANCE COMPANY** (Texas stock insurance company)
    - **IMPERIUM INSURANCE COMPANY** (Texas stock insurance company)
      - **OKLAHOMA SPECIALTY INSURANCE COMPANY** (Oklahoma insurance company)
- **SKYWARD UNDERWRITERS AGENCY, INC.** (Texas corporation)
- **SKYWARD SPECIALTY NO. 1 LIMITED** (UK company)
- **APOLLO GROUP HOLDINGS LIMITED** (UK company)
  - **CYRENE INVESTMENTS LTD** (UK company)
  - **APOLLO BERMUDA LIMITED** (Bermuda company)
  - **APOLLO GROUP SERVICES LIMITED** (UK company)
  - **APOLLO NO. 16 LIMITED** (UK registered Lloyd's Corporate Member)
  - **APOLLO NO. 18 LIMITED** (UK registered Lloyd's Corporate Member)
  - **APOLLO PARTNERS LLC** (UK company)
  - **APOLLO MGA LIMITED** (UK company)
  - **APOLLO SYNDICATE MANAGEMENT LIMITED** (UK company)
    - **ALIGNED SYNDICATES AT LLOYD'S OF LONDON**
      includes
      Syndicate 1969 - 25%
      Syndicate 1971 – 25%
      Syndicate 1972 – 25%